                                                                     Exhibit 4.2

Form of Class A Common Stock Certificate
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                            [Front of Certificate]

The shares of Common Stock represented by this certificate may not be transferred (which term includes, without limitation, the entering into of a swap or short sale or other arrangement that transfers any of the economic consequences of ownership of the shares) to any person in connection with a transfer that does not meet the qualifications and requirements set forth in paragraphs (7) and (8) of Article Fifth of the Restated Certificate of Incorporation of this Corporation, and no person who receives the shares represented by this certificate in connection with a transfer that does not meet the qualifications and requirements prescribed by paragraphs (7) and (8) of Article Fifth is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.

             Incorporated under the laws of the State of Delaware

      Number                                                     Shares
      A_-___                                                     ______

Class A_-__ Common Stock                                      CUSIP 00763Y ___
                                           See Reverse for Certain Definitions

                                 [AECOM Logo]
                         AECOM Technology Corporation

     This certifies that       is the owner of       fully paid and non-
assessable shares of class A-__ common stock, par value $.001 per share, of AECOM Technology Corporation (hereinafter and on the back hereof called the "Corporation"), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile signatures of the Corporation's duly authorized officers.

     Dated:

     /s/ Stephanie A. Hunter            /s/ Richard G. Newman
     Secretary                          Chairman of the Board and Chief
                                        Executive Officer

     Countersigned and Registered:      [AECOM Corporate Seal]
     Mellon Investor Services LLC
     Transfer Agent and Registrar
     By: /s/
     Authorized Signature
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                           [Reverse of Certificate]

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or rights. Any such requests should be addressed to the Secretary of AECOM Technology Corporation, 555 S. Flower Street, Los Angeles, California 90071 or to the Transfer Agent named on the face of this Certificate.

          The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --  as tenants in common                                     UNIF GIFT MIN ACT  --  _____Custodian _________
TEN ENT  --  as tenants by the entireties                                                    (Cust)          (Minor)
JT TEN   --  as joint tenants with right of survivorship and not                              under Uniform Gifts to
 as tenants in common                                                                         Minors Act _____________
                                                                                                           (State)
                                                                      UNIF TRF MIN ACT   --  _____Custodian (until age ____)
                                                                                             (Cust)
                                                                                             ______ under Uniform Transfers
                                                                                             To Minors Act ____________
                                                                                                              (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER INDENTIFYING NUMBER OF ASSIGNEE _________

________________________________________________________________________________
 (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________

________________________________________________________________________________


_____________________________________________________________________ Shares of
the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint___ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________
                                   X ________________________________________

                                   X ________________________________________
                                   NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed

By _________________________________
The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.